UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
November 14, 2007
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 794-8889
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1
EXHIBIT 99.4
EXHIBIT 99.5

Item 3.03 Material Modification to Rights of Security Holders.
     On November 15, 2007, Halozyme Therapeutics, Inc., a Nevada corporation (“Halozyme Nevada”) and the sole stockholder of the Registrant, merged with and into the Registrant for the purpose of changing Halozyme Nevada’s state of incorporation from Nevada to Delaware (the “Reincorporation”).
     The Reincorporation was accomplished pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), which was approved by Halozyme Nevada’s stockholders at a special meeting of the stockholders held on November 14, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     In connection with the Reincorporation and pursuant to the Merger Agreement, at the effective time of the Reincorporation: (i) each outstanding share of Halozyme Nevada common stock, par value $0.001 per share, was automatically converted into one share of the Registrant’s common stock, par value $0.001 per share, with the result that the Registrant is now the publicly-held corporation and Halozyme Nevada has been merged out of existence; (ii) each stock certificate representing issued and outstanding shares of Halozyme Nevada common stock continues to represent the same number of shares of the Registrant’s common stock; (iii) the stockholders of Halozyme Nevada became the stockholders of the Registrant; (iv) each option, other right to purchase, or security convertible into or exercisable for, Halozyme Nevada common stock (a “Right”) outstanding immediately prior to the Reincorporation was converted into and became an equivalent Right to acquire, upon the same terms and conditions, the equal number of shares of the Registrant’s common stock (whether or not such option was then exercisable) and the exercise price per share under each respective Right remained equal to the exercise price per share immediately prior to the Merger; (v) the stock purchase right associated with each outstanding share of Halozyme Nevada’s common stock under its Rights Agreement was converted into an identical stock purchase right associated with each share of Halozyme Delaware common stock; (vi) the directors and officers of Halozyme Nevada in office immediately prior to the Reincorporation became the directors and officers the Registrant following the Reincorporation; and (vii) an Amended and Restated Certificate of Incorporation, Bylaws, and Certificate of Designation, Preferences and Rights (the “Certificate of Designation”) under the laws of the State of Delaware were adopted.
     Holders of outstanding stock certificates representing shares of Halozyme Nevada common stock will not be required to surrender such certificate to either Halozyme Nevada or the Registrant. The constituent instruments defining the rights of holders of the Registrant’s common stock will now be the Certificate of Incorporation, Bylaws, and Certificate of Designation, which are filed as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
     Delaware corporate law will now be applicable in the determination of the rights of stockholders of the Registrant. The Registrant refers its stockholders to the discussion entitled “Approval of an Agreement and Plan of Merger Pursuant to Which We Will Reincorporate From the State of Nevada to the State of Delaware” beginning on page two of the definitive proxy statement filed on October 11, 2007, with the Securities and Exchange Commission and incorporated herein by reference, for a summary of all of the material terms of the charter documents, bylaws and laws of the two states as they pertain to stockholder rights.
Item 8.01 Other Events.
     On November 14, 2007, the Registrant held a special meeting of stockholders. At the meeting, the stockholders approved the Reincorporation into Delaware.
     The Registrant’s common stock will continue to trade on the Nasdaq Global Market under the ticker symbol “HALO.” In addition, the Reincorporation will not result in any change in the Registrant’s CUSIP number, business, assets, liabilities, corporate headquarters, directors, management or employees.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated November 14, 2007, by and between the Registrant and Halozyme Therapeutics, Inc., a Nevada corporation and the Registrant’s predecessor in interest.

99.2	Certificate of Incorporation of the Registrant.*

99.3	Bylaws of the Registrant.*

99.4	Certificate of Designation of the Registrant.

99.5	Specimen Common Stock Certificate of the Registrant.

*	Incorporated by reference from definitive proxy statement filed with the SEC on Form DEF14A on October 11, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halozyme Therapeutics, Inc.
November 19, 2007	By:	/s/ David A. Ramsay
David A. Ramsay
Secretary and Chief Financial Officer